Exhibit 99.2

On February 28, 2007, the Company held its Annual Meeting of Stockholders. The following items were voted upon and approved by the requisite number of shares present in person or by proxy at the meeting:

a)	The inspector of election tabulated the following votes for the election of directors:

	Number of Votes In	Number of Votes
Nominee for Office	Favor	Withheld
Terry L. Collins	21,287,706	109,706
S. Kent Rockwell	21,306,059	91,353
Victor F. Sellier	20,571,251	826,161
Thomas E. Murdock	21,306,140	91,272
David C. Karlgaard	21,345,480	51,932
Peter A. Marino	21,351,144	46,268
Robert McCashin	21,345,619	51,793
John Irvin	21,345,819	51,593
Lloyd A. Semple	20,624,193	773,219
Maureen Baginski	21,344,109	53,303

b)	The inspector of election tabulated the following votes for the proposal to ratify the selection by the Audit Committee of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007.

Number of Votes “In	Number of Votes
Favor”	“Against”	Abstain
21,326,198	18,673	52,540